CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 19, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of the Balanced Portfolio, Managed Bond Portfolio, Growth Stock Portfolio, Money Market Portfolio, U.S. Government Securities Portfolio and Enhanced Reserves Portfolio (portfolios of the Phoenix Duff & Phelps Institutional Mutual Funds) and the December 31, 1997 Annual Report to Shareholders of the Phoenix Duff & Phelps Institutional Real Estate Equity Securities Portfolio, which are incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the headings "Additional Information--Independent Accountants" in the Statements of Additional Information.


/s/ PRICE WATERHOUSE LLP
    Boston, Massachusetts
    April 27, 1998